UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 6, 2009 (April 3, 2009)

PINPOINT ADVANCE CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-52562	20-1144642
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Maskit Street, Herzeliya, Israel	46700
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: 972 9-9500245

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Pinpoint Advance Corp. (the “Company”) announced on Friday, April 3, 2009 that it will hold a special meeting of stockholders on May 15, 2009 at the offices of the law firm of Ellenoff Grossman & Schole LLP, located at 140 East 42nd Street, 11th Floor, New York, NY at 10:00 A.M. Eastern time.  A copy of the corrected press release (correcting a typographical error) is attached to this form 8-K as Exhibit 99.1. At the meeting, the Company’s stockholders will consider three proposals to amend the Company’s amended and restated certificate of incorporation that would (a) permit the continuance of the Company, (b) redemption of the shares of common stock of the Company issued in the initial public offering (“IPO Shares”) and in connection with the redemption, distribute to stockholders of the IPO Shares one share of common stock for every eight IPO Shares redeemed and (c) exchange each share held by the Company’s initial stockholders for five shares of Class A Common Stock .  The Company’s Board of Directors set April 8, 2009 as the record date for determining the stockholders who are entitled to receive notice of and to vote at the special meeting.  The Company expects that proxy materials pertaining to the special meeting will be mailed commencing on April 10, 2009.

The information furnished in Item 7.01 of this report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific release in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Set forth below is a list of Exhibits included as part of this Current Report:

99.1	Press release dated April 3, 2009 announcing record date and date of special meeting of stockholders.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINPOINT ADVANCE CORP.

Date: April 6, 2009	By:	/s/ Ronen Zadok
Ronen Zadok
Chief Financial Officer

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